UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39662	46-2431115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Arsenal Yards Blvd Suite 210
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 758-8672

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 24, 2022, SQZ Biotechnologies Company (the “Company”) announced that the U.S. Food and Drug Administration (“FDA”) has cleared the investigational new drug (“IND”) application for SQZ-eAPC-HPV, authorizing the Company to proceed with initiating a Phase 1/2 clinical trial of the novel cell therapy candidate. The Company plans to initiate its COMMANDER-001 Phase 1/2 clinical trial of SQZ-eAPC-HPV in patients who have HPV16+ solid tumors, including head and neck, cervical, and anal cancers, and have progressed following standard therapies.

SQZ-eAPC-HPV is created by delivering five different mRNAs into a patient’s monocytes, B cells, T cells, and NK cells – engineering four cell types with five functions in a single step. In preclinical models, SQZ® eAPCs have been shown to generate robust CD8 T cell responses against multiple antigens, including HPV16 proteins, through simultaneous expression of antigens, CD86, membrane bound IL-2, and membrane bound IL-12.

By focusing on engineering physiological mechanisms, SQZ cell therapies do not require patient pre-conditioning and have thus far been well tolerated in clinical study. Similar to the Company’s other clinical programs, SQZ eAPCs can be manufactured in under 24 hours and have the potential for future implementation on our point-of-care platform.

The SQZ eAPC trial is the third FDA IND clearance for a clinical candidate based on the Company’s Cell Squeeze® technology.

A copy of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to events our platform development, our product candidates, preclinical and clinical activities, progress and outcomes, development plans, manufacturing, clinical safety and efficacy results, therapeutic impact, market opportunities and disease prevalence. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to our limited operating history; our significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; the development of our initial product candidates, upon which our business is highly dependent; the impact of the COVID-19 pandemic on our operations and clinical activities; our need for additional funding and our cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; our ability to maintain our relationships with our third party vendors and strategic collaborators; and protection of our proprietary technology, intellectual property portfolio and the confidentiality of our trade secrets. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of this date and we undertake no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Certain information contained in this press release relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this press release, we have not independently verified, and we make no representation as to the adequacy, fairness, accuracy or completeness of any information obtained from third-party sources.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by SQZ Biotechnologies Company on January 24, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date:	January 24, 2022	By:	/s/ Lawrence Knopf
Lawrence Knopf General Counsel